UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2005

VISTACARE, INC.

(Exact name of registrant as specified in its chapter)

Delaware	000-50118	06-1521534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 North Scottsdale Road,
Suite 5000
Scottsdale, Arizona 85251

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 648-4545

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 15, 2005, the Company announced the resignation of Mark Liebner as Chief Financial Officer of the Company. Mr. Liebner will remain with the Company through the closing of the quarter ending March 31, 2005. While Mr. Liebner’s employment as Chief Financial Officer is expected to end following the close of the quarter, Mr. Liebner and the Company are currently negotiating an amended management agreement whereby Mr. Liebner will continue working with the Company in some capacity.

Jon Steging, the Chief Accounting Officer for the Company, will assume all financial and accounting responsibilities on an interim basis while the Company searches for Mr. Liebner’s replacement.

A copy of the Company’s press release announcing the resignation of Mr. Liebner and the appointment of Mr. Steging is filed with this Current Report.

Item 9.01. Financial Statements and Exhibits

Exhibits:

99.1           Press Release Issued March 15, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTACARE, INC.

Date: March 21, 2005	By:	/s/ Stephen Lewis

	Name:	Stephen Lewis
	Title:	Secretary

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